345 E. Main St.
Warsaw, IN 46580
www.zimmerbiomet.com	Exhibit 99.1

Media	Investors
Meredith Weissman	Keri Mattox
(703) 346-3127	(215) 275-2431
meredith.weissman@zimmerbiomet.com	keri.mattox@zimmerbiomet.com

Ezgi Yagci
(617) 549-2443
ezgi.yagci@zimmerbiomet.com

Zimmer Biomet Announces Second Quarter 2020 Financial Results

•	Second quarter net sales of $1.226 billion decreased 38.3%, and decreased 38.0% on a constant currency basis
•	Second quarter diluted loss per share was $1.00; adjusted diluted earnings per share were $0.05

(WARSAW, IN) August 4, 2020 — Zimmer Biomet Holdings, Inc. (NYSE and SIX: ZBH) today reported financial results for the quarter ended June 30, 2020.  The Company reported second quarter net sales of $1.226 billion, a decrease of 38.3% from the prior year period, and a decrease of 38.0% on a constant currency basis.  Net loss for the second quarter was $206.6 million.  Net earnings on an adjusted basis were $10.2 million.

Diluted loss per share was $1.00 for the second quarter.  Adjusted diluted earnings per share were $0.05 for the second quarter, a decrease of 97.4% from the prior year period.

“While we are encouraged by our operational performance and the stronger than expected recovery of elective procedures in the second quarter, the impact of COVID-19 is still significant and remains very fluid,” said Bryan Hanson, President and CEO of Zimmer Biomet.  “Even in this time of ongoing challenge and uncertainty, we continue to reshape and evolve Zimmer Biomet for greater value and are investing aggressively in our primary growth initiatives and innovative R&D programs to better position us for growth over the long term. I am so proud of our global team for the support we continue to provide healthcare professionals and patients every day and our ongoing commitment to the ZB mission to better the lives of people around the world.”

Second quarter performance was negatively impacted by COVID-19, which reached a pandemic level in March and has resulted in a global decline in elective procedure volumes. The deepest decline in those procedures to-date was seen by the Company in April 2020, with incremental improvement in May and June.

Please see the attached schedules accompanying this press release for additional details on performance in the quarter, including sales by Zimmer Biomet’s three geographies and five product categories.

Geographic and Product Category Sales

The following sales tables provide results by geography and product category for the three and six-month periods ended June 30, 2020, as well as the percentage change compared to the prior year periods, on both a reported basis and a constant currency basis.

NET SALES - THREE MONTHS ENDED JUNE 30, 2020
(in millions, unaudited)

			Constant
	Net		Currency
	Sales	% Change	% Change
Geographic Results
Americas	$733.7	(39.6)%	(39.5)%
EMEA	218.7	(50.1)	(49.0)
Asia Pacific	273.7	(18.6)	(18.2)
Total	$1,226.1	(38.3)%	(38.0)%
Product Categories
Knees
Americas	$221.0	(46.7)%	(46.7)%
EMEA	65.2	(60.1)	(59.3)
Asia Pacific	88.0	(29.9)	(29.2)
Total	374.2	(46.8)	(46.5)
Hips
Americas	170.7	(32.6)	(32.5)
EMEA	70.8	(43.7)	(42.5)
Asia Pacific	88.2	(11.3)	(11.1)
Total	329.7	(31.1)	(30.7)
S.E.T *	252.6	(29.2)	(28.7)
Dental, Spine & CMFT**	182.5	(37.6)	(37.4)
Other	87.1	(44.5)	(44.3)
Total	$1,226.1	(38.3)%	(38.0)%

* Sports Medicine, Extremities and Trauma
** Craniomaxillofacial and Thoracic

NET SALES - SIX MONTHS ENDED JUNE 30, 2020
(in millions, unaudited)

			Constant
	Net		Currency
	Sales	% Change	% Change
Geographic Results
Americas	$1,835.0	(23.8)%	(23.7)%
EMEA	616.8	(31.6)	(29.8)
Asia Pacific	558.1	(14.6)	(14.0)
Total	$3,009.9	(24.1)%	(23.5)%
Product Categories
Knees
Americas	$601.3	(27.0)%	(27.0)%
EMEA	217.9	(35.7)	(33.9)
Asia Pacific	184.8	(21.3)	(20.1)
Total	1,004.0	(28.2)	(27.5)
Hips
Americas	403.2	(19.4)	(19.3)
EMEA	182.2	(29.7)	(27.8)
Asia Pacific	176.9	(12.7)	(12.3)
Total	762.3	(20.8)	(20.1)
S.E.T *	586.2	(17.9)	(17.3)
Dental, Spine & CMFT**	434.2	(25.1)	(24.7)
Other	223.2	(28.2)	(27.8)
Total	$3,009.9	(24.1)%	(23.5)%

* Sports Medicine, Extremities and Trauma
** Craniomaxillofacial and Thoracic

Cash Flow and Balance Sheet

Cash used in operating activities for the second quarter was $52.8 million and negative free cash flow was $145.4 million.  At June 30, 2020, the Company had $713.4 million in cash and cash equivalents on the balance sheet.  In the second quarter, the Company paid $49.6 million in dividends and declared a dividend of $0.24 per share. As previously announced, Zimmer Biomet refinanced $1.5 billion in debt that came due April 1, 2020, renegotiated the terms of its $1.5 billion revolver and secured an additional $1.0 billion credit facility. No borrowings are outstanding under these credit facilities.

Financial Guidance

While Zimmer Biomet saw encouraging recovery in elective procedures during the second quarter, there continues to be uncertainty around the scope and duration of COVID-19 and its ongoing impact.

Therefore, the Company is currently unable to quantify the expected impact on its results of operations, financial condition and cash flows, which could be material, for 2020 and is not providing full-year financial guidance at this time.

Conference Call

The Company will conduct its second quarter 2020 investor conference call today, August 4, 2020, at 8:30 a.m. ET.  The audio webcast can be accessed via Zimmer Biomet's Investor Relations website at https://investor.zimmerbiomet.com.  It will be archived for replay following the conference call.

About the Company

Founded in 1927 and headquartered in Warsaw, Indiana, Zimmer Biomet is a global leader in musculoskeletal healthcare. We design, manufacture and market orthopedic reconstructive products; sports medicine, biologics, extremities and trauma products; office based technologies; spine, craniomaxillofacial and thoracic products; dental implants; and related surgical products.

We collaborate with healthcare professionals around the globe to advance the pace of innovation. Our products and solutions help treat patients suffering from disorders of, or injuries to, bones, joints or supporting soft tissues. Together with healthcare professionals, we help millions of people live better lives.

We have operations in more than 25 countries around the world and sell products in more than 100 countries. For more information, visit www.zimmerbiomet.com or follow Zimmer Biomet on Twitter at www.twitter.com/zimmerbiomet.

Website Information

We routinely post important information for investors on our website, www.zimmerbiomet.com, in the “Investor Relations” section.  We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD.  Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts.  The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Note on Non-GAAP Financial Measures

This press release includes non-GAAP financial measures that differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).  These non-GAAP financial measures may not be comparable to similar measures reported by other companies and should be considered in addition to, and not as a substitute for, or superior to, other measures prepared in accordance with GAAP.

Sales change information for the three and six-month periods ended June 30, 2020 is presented on a GAAP (reported) basis and on a constant currency basis.  Constant currency percentage changes exclude the effects of foreign currency exchange rates.  They are calculated by translating current and prior-period sales at the same predetermined exchange rate.  The translated results are then used to determine year-over-year percentage increases or decreases.

Net (loss) earnings and diluted (loss) earnings per share for the three and six-month periods ended June 30, 2020 are presented on a GAAP (reported) basis and on an adjusted basis.  Adjusted earnings and adjusted diluted earnings per share exclude the effects of certain inventory and manufacturing-related charges including charges to discontinue certain product lines; intangible asset amortization; goodwill and intangible asset impairment; restructuring and other cost reduction initiative expenses; quality remediation expenses; acquisition, integration and related expenses; certain litigation gains and charges; expenses to establish initial compliance with the European Union Medical Device Regulation; other charges; any related effects on our income tax provision associated with these items; tax adjustments relating to the impacts of tax only amortization in Switzerland; other certain tax adjustments; and, with respect to earnings per share information, provide for the effect of dilutive shares assuming net earnings in a period of a reported net loss.

Free cash flow is an additional non-GAAP measure that is presented in this press release. Free cash flow is computed by deducting additions to instruments and other property, plant and equipment from net cash (used in) provided by operating activities.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this press release. This press release also contains supplemental reconciliations of additional non-GAAP financial measures that the Company presents in other contexts. These additional non-GAAP financial measures are computed from the most directly comparable GAAP financial measure as indicated in the applicable reconciliation.

Management uses non-GAAP financial measures internally to evaluate the performance of the business.  Additionally, management believes these non-GAAP measures provide meaningful incremental information to investors to consider when evaluating the performance of the Company.  Management believes these measures offer the ability to make period-to-period comparisons that are not impacted by certain items that can cause dramatic changes in reported income but that do not impact the fundamentals of our operations.  The non-GAAP measures enable the evaluation of operating results and trend analysis by allowing a reader to better identify operating trends that may otherwise be masked or distorted by these types of items that are excluded from the non-GAAP measures.  In addition, constant currency sales changes, adjusted operating profit, adjusted diluted earnings per share and free cash flow are used as performance metrics in our incentive compensation programs.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the impact of the COVID-19 pandemic on our business, and any statements about our forecasts, expectations, plans, intentions, strategies or prospects.  All statements other than statements of historical or current fact are, or may be deemed to be, forward-looking statements.  Such statements are based upon the current beliefs, expectations and assumptions of management and are subject to significant risks, uncertainties and changes in circumstances that could cause actual outcomes and results to differ materially from the forward-looking statements.  These risks, uncertainties and changes in circumstances include, but are not limited to:  the effects of the COVID-19 global pandemic and other adverse public health developments on the global economy, our business and operations and the business and operations of our suppliers and customers, including the deferral of elective procedures and our ability to collect accounts receivable; the risks and uncertainties related to our ability to successfully execute our restructuring plans; the success of our quality and operational excellence initiatives, including ongoing quality remediation efforts at our Warsaw North Campus facility; the ability to remediate matters identified in inspectional observations or warning letters issued by U.S. Food and Drug Administration (FDA), while continuing to satisfy the demand for our products; compliance with the Deferred Prosecution Agreement entered into in January 2017; the impact of substantial indebtedness on our ability to service our debt obligations and/or refinance amounts outstanding under our debt obligations at maturity on terms favorable to us, or at all; the ability to retain the independent agents and distributors who market our products; dependence on a limited number of suppliers for key raw materials and outsourced activities; the possibility that the anticipated synergies and other benefits from mergers and acquisitions will not be realized, or will not be realized within the expected time periods; the risks and uncertainties related to our ability to successfully integrate the operations, products, employees and distributors of acquired companies; the effect of the potential disruption of management’s attention from ongoing business operations due to integration matters related to mergers and acquisitions; the effect of mergers and acquisitions on our relationships with customers, suppliers and lenders and on our operating results and businesses generally; challenges relating to changes in and compliance with governmental laws and regulations affecting our U.S. and international businesses, including regulations of the FDA and foreign government regulators, such as more stringent requirements for regulatory clearance of products; the outcome of government investigations; competition; pricing pressures; changes in customer demand for our products and services caused by demographic changes or other factors; the impact of healthcare reform measures; reductions in reimbursement levels by third-party payors and cost containment efforts of healthcare purchasing organizations; dependence on new product development, technological advances and innovation; shifts in the product category or regional sales mix of our products and services; supply and prices of raw materials and products; control of costs and expenses; the ability to obtain and maintain adequate intellectual property protection; breaches or failures of our information technology systems or products, including by cyberattack, unauthorized access or theft; the ability to form and implement alliances; changes in tax obligations arising from tax reform measures, including European Union rules on state aid, or examinations by tax authorities; product liability, intellectual property and commercial litigation losses; changes in general industry and market conditions, including domestic and international growth rates; changes in general domestic and international economic conditions, including interest rate and currency exchange rate fluctuations; and the impact of the ongoing financial and political uncertainty on countries in the Euro zone on the ability to collect accounts receivable in affected countries.  A further list and description of these risks and uncertainties and other factors can be found in our Annual Report on Form 10-K for the year ended December 31, 2019, including in the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and our subsequent filings with the Securities and Exchange Commission (SEC).  Copies of these filings are available online at www.sec.gov, www.zimmerbiomet.com or on request from us.  These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in our filings with the SEC.  Forward-looking statements speak only as of the date they are made, and we expressly disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Readers of this press release are cautioned not to rely on these forward-looking statements since there can be no assurance that these forward-looking statements will prove to be accurate.  This cautionary note is applicable to all forward-looking statements contained in this press release.

###

ZIMMER BIOMET HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE THREE MONTHS ENDED JUNE 30, 2020 and 2019
(in millions, except per share amounts, unaudited)

	2020	2019
Net Sales	$1,226.1	$1,988.6
Cost of products sold, excluding intangible asset amortization	424.5	581.3
Intangible asset amortization	147.7	146.9
Research and development	87.7	112.1
Selling, general and administrative	665.0	838.8
Goodwill and intangible asset impairment	33.0	70.1
Restructuring and other cost reduction initiatives	28.0	6.9
Quality remediation	9.7	22.7
Acquisition, integration and related	2.2	5.1
Operating expenses	1,397.8	1,783.9
Operating (Loss) Profit	(171.7)	204.7
Other income (expense), net	3.8	(4.7)
Interest expense, net	(54.0)	(59.7)
(Loss) earnings before income taxes	(221.9)	140.3
(Benefit) provision for income taxes	(13.7)	8.4
Net (Loss) Earnings	(208.2)	131.9
Less: Net loss attributable to noncontrolling interest	(1.6)	(1.8)
Net (Loss) Earnings of Zimmer Biomet Holdings, Inc.	$(206.6)	$133.7
(Loss) Earnings Per Common Share
Basic	$(1.00)	$0.65
Diluted	$(1.00)	$0.65
Weighted Average Common Shares Outstanding
Basic	206.8	204.8
Diluted	206.8	206.2

ZIMMER BIOMET HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 and 2019
(in millions, except per share amounts, unaudited)

	2020	2019
Net Sales	$3,009.9	$3,964.1
Cost of products sold, excluding intangible asset amortization	911.6	1,134.7
Intangible asset amortization	295.3	290.3
Research and development	186.1	213.8
Selling, general and administrative	1,493.9	1,635.2
Goodwill and intangible asset impairment	645.0	70.1
Restructuring and other cost reduction initiatives	73.0	11.6
Quality remediation	26.1	42.4
Acquisition, integration and related	6.6	11.1
Operating expenses	3,637.6	3,409.2
Operating (Loss) Profit	(627.7)	554.9
Other income (expense), net	6.8	(5.2)
Interest expense, net	(104.9)	(117.7)
(Loss) earnings before income taxes	(725.8)	432.0
(Benefit) provision for income taxes	(8.5)	53.9
Net (Loss) Earnings	(717.3)	378.1
Less: Net loss attributable to noncontrolling interest	(2.2)	(1.7)
Net (Loss) Earnings of Zimmer Biomet Holdings, Inc.	$(715.1)	$379.8
(Loss) Earnings Per Common Share
Basic	$(3.46)	$1.86
Diluted	$(3.46)	$1.84
Weighted Average Common Shares Outstanding
Basic	206.6	204.6
Diluted	206.6	206.0

ZIMMER BIOMET HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, unaudited)

	June 30,	December 31,
	2020	2019
Assets
Cash and cash equivalents	$713.4	$617.9
Receivables, net	1,064.5	1,363.9
Inventories	2,496.5	2,385.0
Other current assets	432.4	357.1
Total current assets	4,706.8	4,723.9
Property, plant and equipment, net	2,056.5	2,077.4
Goodwill	8,982.4	9,599.7
Intangible assets, net	6,937.4	7,257.6
Other assets	964.5	980.1
Total Assets	$23,647.6	$24,638.7
Liabilities and Stockholders' Equity
Current liabilities	$1,711.2	$1,941.5
Current portion of long-term debt	450.0	1,500.0
Other long-term liabilities	2,083.2	2,083.0
Long-term debt	7,759.3	6,721.4
Stockholders' equity	11,643.9	12,392.8
Total Liabilities and Stockholders' Equity	$23,647.6	$24,638.7

ZIMMER BIOMET HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 and 2019
(in millions, unaudited)

	2020	2019
Cash flows provided by (used in) operating activities
Net (loss) earnings	$(717.3)	$378.1
Depreciation and amortization	508.7	500.7
Share-based compensation	38.3	40.0
Goodwill and intangible asset impairment	645.0	70.1
Changes in operating assets and liabilities, net of acquired assets and liabilities
Income taxes	(46.1)	(44.2)
Receivables	272.7	29.3
Inventories	(122.6)	(83.0)
Accounts payable and accrued expenses	(233.9)	(269.8)
Other assets and liabilities	53.3	(36.6)
Net cash provided by operating activities (1)	398.1	584.6
Cash flows provided by (used in) investing activities
Additions to instruments	(159.3)	(144.8)
Additions to other property, plant and equipment	(59.2)	(96.7)
Net investment hedge settlements	26.8	21.3
Acquisition of intellectual property rights	-	(197.6)
Investments in other assets	(14.8)	(9.9)
Net cash used in investing activities	(206.5)	(427.7)
Cash flows provided by (used in) financing activities
Proceeds from senior notes	1,497.1	-
Redemption of senior notes	(1,500.0)	-
Proceeds from term loans	-	200.0
Payments on term loans	-	(425.0)
Dividends paid to stockholders	(99.1)	(98.1)
Proceeds from employee stock compensation plans	61.7	54.8
Net cash flows from unremitted collections from factoring programs	(19.6)	(25.6)
Business combination contingent consideration payments	(7.5)	-
Debt issuance costs	(19.4)	-
Other financing activities	(6.1)	(4.9)
Net cash used in financing activities	(92.9)	(298.8)
Effect of exchange rates on cash and cash equivalents	(3.2)	2.2
Increase (decrease) in cash and cash equivalents	95.5	(139.7)
Cash and cash equivalents, beginning of period	617.9	542.8
Cash and cash equivalents, end of period	$713.4	$403.1

(1) 2019 reflects approximately $168 million paid related to a patent litigation matter

ZIMMER BIOMET HOLDINGS, INC.
NET SALES BY GEOGRAPHY
FOR THE THREE MONTHS ENDED JUNE 30, 2020 and 2019
(in millions, unaudited)

	Three Months Ended June 30,
	2020	2019	% (Dec)	Volume / Mix	Price	Foreign Exchange
Americas	$733.7	$1,214.3	(39.6)%	(36.9)%	(2.6)%	(0.1)%
EMEA	218.7	438.0	(50.1)	(48.7)	(0.3)	(1.1)
Asia Pacific	273.7	336.3	(18.6)	(17.2)	(1.0)	(0.4)
Total	$1,226.1	$1,988.6	(38.3)%	(36.2)%	(1.8)%	(0.3)%

ZIMMER BIOMET HOLDINGS, INC.
NET SALES BY PRODUCT CATEGORY
FOR THE THREE MONTHS ENDED JUNE 30, 2020 and 2019
(in millions, unaudited)

	Three Months Ended June 30,
	2020	2019	% (Dec)	Volume / Mix	Price	Foreign Exchange
Knees	$374.2	$703.5	(46.8)%	(44.2)%	(2.3)%	(0.3)%
Hips	329.7	478.5	(31.1)	(28.5)	(2.2)	(0.4)
S.E.T	252.6	357.0	(29.2)	(26.0)	(2.7)	(0.5)
Dental, Spine & CMFT	182.5	292.4	(37.6)	(38.1)	0.7	(0.2)
Other	87.1	157.2	(44.5)	(42.9)	(1.4)	(0.2)
Total	$1,226.1	$1,988.6	(38.3)%	(36.2)%	(1.8)%	(0.3)%

ZIMMER BIOMET HOLDINGS, INC.
NET SALES BY GEOGRAPHY
FOR THE SIX MONTHS ENDED JUNE 30, 2020 and 2019
(in millions, unaudited)

	Six Months Ended June 30,
	2020	2019	% (Dec)	Volume / Mix	Price	Foreign Exchange
Americas	$1,835.0	$2,408.4	(23.8)%	(21.0)%	(2.7)%	(0.1)%
EMEA	616.8	901.9	(31.6)	(28.5)	(1.3)	(1.8)
Asia Pacific	558.1	653.8	(14.6)	(13.0)	(1.0)	(0.6)
Total	$3,009.9	$3,964.1	(24.1)%	(21.4)%	(2.1)%	(0.6)%

ZIMMER BIOMET HOLDINGS, INC.
NET SALES BY PRODUCT CATEGORY
FOR THE SIX MONTHS ENDED JUNE 30, 2020 and 2019
(in millions, unaudited)

	Six Months Ended June 30,
	2020	2019	% (Dec)	Volume / Mix	Price	Foreign Exchange
Knees	$1,004.0	$1,397.6	(28.2)%	(25.2)%	(2.3)%	(0.7)%
Hips	762.3	961.9	(20.8)	(17.5)	(2.6)	(0.7)
S.E.T	586.2	713.8	(17.9)	(15.1)	(2.2)	(0.6)
Dental, Spine & CMFT	434.2	579.7	(25.1)	(24.1)	(0.6)	(0.4)
Other	223.2	311.1	(28.2)	(25.9)	(1.9)	(0.4)
Total	$3,009.9	$3,964.1	(24.1)%	(21.4)%	(2.1)%	(0.6)%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF REPORTED NET SALES % CHANGE TO
CONSTANT CURRENCY % CHANGE
(unaudited)

	For the Three Months Ended
	June 30, 2020
		Foreign	Constant
		Exchange	Currency
	% Change	Impact	% Change
Geographic Results
Americas	(39.6)%	(0.1)%	(39.5)%
EMEA	(50.1)	(1.1)	(49.0)
Asia Pacific	(18.6)	(0.4)	(18.2)
Total	(38.3)%	(0.3)%	(38.0)%
Product Categories
Knees
Americas	(46.7)%	-%	(46.7)%
EMEA	(60.1)	(0.8)	(59.3)
Asia Pacific	(29.9)	(0.7)	(29.2)
Total	(46.8)	(0.3)	(46.5)
Hips
Americas	(32.6)	(0.1)	(32.5)
EMEA	(43.7)	(1.2)	(42.5)
Asia Pacific	(11.3)	(0.2)	(11.1)
Total	(31.1)	(0.4)	(30.7)
S.E.T	(29.2)	(0.5)	(28.7)
Dental, Spine & CMFT	(37.6)	(0.2)	(37.4)
Other	(44.5)	(0.2)	(44.3)
Total	(38.3)%	(0.3)%	(38.0)%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF REPORTED NET SALES % CHANGE TO
CONSTANT CURRENCY % CHANGE
(unaudited)

	For the Six Months Ended
	June 30, 2020
		Foreign	Constant
		Exchange	Currency
	% Change	Impact	% Change
Geographic Results
Americas	(23.8)%	(0.1)%	(23.7)%
EMEA	(31.6)	(1.8)	(29.8)
Asia Pacific	(14.6)	(0.6)	(14.0)
Total	(24.1)%	(0.6)%	(23.5)%
Product Categories
Knees
Americas	(27.0)%	-%	(27.0)%
EMEA	(35.7)	(1.8)	(33.9)
Asia Pacific	(21.3)	(1.2)	(20.1)
Total	(28.2)	(0.7)	(27.5)
Hips
Americas	(19.4)	(0.1)	(19.3)
EMEA	(29.7)	(1.9)	(27.8)
Asia Pacific	(12.7)	(0.4)	(12.3)
Total	(20.8)	(0.7)	(20.1)
S.E.T	(17.9)	(0.6)	(17.3)
Dental, Spine & CMFT	(25.1)	(0.4)	(24.7)
Other	(28.2)	(0.4)	(27.8)
Total	(24.1)%	(0.6)%	(23.5)%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF REPORTED TO ADJUSTED RESULTS
FOR THE THREE MONTHS ENDED JUNE 30, 2020 and 2019
(in millions, except per share amounts, unaudited)

FOR THE THREE MONTHS ENDED JUNE 30, 2020
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Research and development	Selling, general and administrative	Intangible asset impairment	Restructuring and other cost reduction initiatives	Quality remediation	Acquisition, integration and related	Other income (expense), net	(Benefit) provision for income taxes	Net (Loss) Earnings of Zimmer Biomet Holdings, Inc.	Diluted (loss) earnings per common share
As Reported	$424.5	$147.7	$87.7	$665.0	$33.0	$28.0	$9.7	$2.2	$3.8	$(13.7)	$(206.6)	$(1.00)
Inventory and manufacturing-related charges(1)	(1.4)	-	-	-	-	-	-	-	-	3.7	(2.3)	(0.01)
Intangible asset amortization(2)	-	(147.7)	-	-	-	-	-	-	-	8.1	139.6	0.68
Intangible asset impairment(3)	-	-	-	-	(33.0)	-	-	-	-	5.7	27.3	0.13
Restructuring and other cost reduction initiatives(4)	-	-	-	-	-	(28.0)	-	-	-	0.8	27.2	0.13
Quality remediation(5)	(0.2)	-	-	-	-	-	(9.7)	-	-	0.6	9.3	0.04
Acquisition, integration and related(6)	-	-	-	-	-	-	-	(2.2)	-	0.1	2.1	0.01
Litigation(7)	-	-	-	(1.3)	-	-	-	-	-	(6.1)	7.4	0.04
European Union Medical Device Regulation(8)	-	-	(6.1)	-	-	-	-	-	-	(0.1)	6.2	0.03
Other charges(9)	-	-	-	(11.9)	-	-	-	-	(4.6)	10.7	(3.4)	(0.02)
Tax adjustments relating to the impacts of tax only amortization in Switzerland(10)	-	-	-	-		-	-	-	-	0.7	(0.7)	-
Other certain tax adjustments(11)	-	-	-	-	-	-	-	-	-	(4.1)	4.1	0.02
Effect of dilutive shares assuming net earnings(12)	-	-		-	-	-	-			-	-	-
As Adjusted	$422.9	$-	$81.6	$651.8	$-	$-	$-	$-	$(0.8)	$6.4	$10.2	$0.05

FOR THE THREE MONTHS ENDED JUNE 30, 2019
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Research and development	Selling, general and administrative	Intangible asset impairment	Restructuring and other cost reduction initiatives	Quality remediation	Acquisition, integration and related	Provision for income taxes	Net Earnings attributable to noncontrolling interest	Net Earnings of Zimmer Biomet Holdings, Inc.	Diluted earnings per common share
As Reported	$581.3	$146.9	$112.1	$838.8	$70.1	$6.9	$22.7	$5.1	$8.4	$(1.8)	$133.7	$0.65
Inventory and manufacturing-related charges(1)	(34.1)	-	-	-	-	-	-	-	9.4	-	24.7	0.12
Intangible asset amortization(2)	-	(146.9)	-	-	-	-	-	-	34.1	-	112.8	0.55
Intangible asset impairment(3)	-	-	-	-	(70.1)	-	-	-	5.5	-	64.6	0.31
Restructuring and other cost reduction initiatives(4)	-	-	-	-	-	(6.9)	-	-	1.6	-	5.3	0.03
Quality remediation(5)	(0.7)	-	-	-	-	-	(22.7)	-	5.9	-	17.5	0.08
Acquisition, integration and related(6)	-	-	-	-	-	-	-	(5.1)	1.7	-	3.4	0.02
Litigation(7)	-	-	-	(7.0)	-	-	-	-	1.9	-	5.1	0.02
European Union Medical Device Regulation(8)	-	-	(5.1)	-		-	-	-	0.9	-	4.2	0.02
Other charges(9)	-	-	(4.3)	(37.6)	-	-	-	-	8.8	0.6	32.5	0.15
Other certain tax adjustments(10)	-	-	-	-	-	-	-	-	6.1	-	(6.1)	(0.02)
As Adjusted	$546.5	$-	$102.7	$794.2	$-	$-	$-	$-	$84.3	$(1.2)	$397.7	$1.93

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF REPORTED TO ADJUSTED RESULTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 and 2019
(in millions, except per share amounts, unaudited)

FOR THE SIX MONTHS ENDED JUNE 30, 2020
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Research and development	Selling, general and administrative	Goodwill and intangible asset impairment	Restructuring and other cost reduction initiatives	Quality remediation	Acquisition, integration and related	Other income (expense), net	(Benefit) provision for income taxes	Net (Loss) Earnings of Zimmer Biomet Holdings, Inc.	Diluted (loss) earnings per common share
As Reported	$911.6	$295.3	$186.1	$1,493.9	$645.0	$73.0	$26.1	$6.6	$6.8	$(8.5)	$(715.1)	$(3.46)
Inventory and manufacturing-related charges(1)	(2.0)	-	-	-	-	-	-	-	-	5.9	(3.9)	(0.02)
Intangible asset amortization(2)	-	(295.3)	-	-	-	-	-	-	-	38.2	257.1	1.24
Goodwill and intangible asset impairment(3)	-	-	-	-	(645.0)	-	-	-	-	5.7	639.3	3.09
Restructuring and other cost reduction initiatives(4)	-	-	-	-	-	(73.0)	-	-		12.2	60.8	0.29
Quality remediation(5)	0.3	-	-	-	-	-	(26.1)	-	-	4.1	21.7	0.11
Acquisition, integration and related(6)	-	-	-	-	-	-	-	(6.6)	-	1.0	5.6	0.03
Litigation(7)	-	-	-	(81.1)	-	-	-	-	-	11.9	69.2	0.34
European Union Medical Device Regulation(8)	-	-	(17.1)	-	-	-	-	-	-	2.1	15.0	0.07
Other charges(9)	-	-	-	(17.8)	-	-	-	-	(3.9)	12.6	1.3	0.01
Tax adjustments relating to the impacts of tax only amortization in Switzerland(10)	-	-	-	-	-	-	-	-		(16.2)	16.2	0.08
Other certain tax adjustments(11)	-	-	-	-	-	-	-	-	-	3.1	(3.1)	(0.02)
Effect of dilutive shares assuming net earnings(12)	-	-		-	-	-	-		-	-	-	(0.01)
As Adjusted	$909.9	$-	$169.0	$1,395.0	$-	$-	$-	$-	$2.9	$72.1	$364.1	$1.75

FOR THE SIX MONTHS ENDED JUNE 30, 2019
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Research and development	Selling, general and administrative	Intangible asset impairment	Restructuring and other cost reduction initiatives	Quality remediation	Acquisition, integration and related	Provision for income taxes	Net Loss attributable to noncontrolling interest	Net Earnings of Zimmer Biomet Holdings, Inc.	Diluted earnings per common share
As Reported	$1,134.7	$290.3	$213.8	$1,635.2	$70.1	$11.6	$42.4	$11.1	$53.9	$(1.7)	$379.8	$1.84
Inventory and manufacturing-related charges(1)	(36.1)	-	-	-	-	-	-	-	13.0	-	23.1	0.11
Intangible asset amortization(2)	-	(290.3)	-	-	-	-	-	-	58.0	-	232.3	1.13
Intangible asset impairment(3)	-	-	-	-	(70.1)	-	-	-	5.5	-	64.6	0.31
Restructuring and other cost reduction initiatives(4)	-	-	-	-	-	(11.6)	-	-	2.7	-	8.9	0.04
Quality remediation(5)	(0.7)	-		-	-	-	(42.4)	-	10.1	-	33.0	0.16
Acquisition, integration and related(6)	-	-	-	-	-	-	-	(11.1)	3.0	-	8.1	0.05
Litigation(7)	-	-	-	(5.2)	-	-	-	-	(0.8)	-	6.0	0.03
Litigation settlement gain(13)	-	-	-	23.5	-	-	-	-	(5.2)	-	(18.3)	(0.09)
European Union Medical Device Regulation(9)	-	-	(6.7)	-	-	-	-	-	1.1	-	5.6	0.03
Other charges(10)	-	-	(4.3)	(60.3)	-	-	-	-	13.2	1.2	50.2	0.24
Other certain tax adjustments(13)	-	-	-	-	-	-	-	-	11.4	-	(11.4)	(0.05)
As Adjusted	$1,097.9	$-	$202.8	$1,593.2	$-	$-	$-	$-	$165.9	$(0.5)	$781.9	$3.80

(1)

Inventory and manufacturing-related charges include excess and obsolete inventory charges on certain product lines we intend to discontinue and other inventory and manufacturing-related charges.  In the 2019 periods, inventory and manufacturing-related charges also include a $20.8 million charge incurred to terminate a raw material supply agreement.

(2)

We exclude intangible asset amortization from our non-GAAP financial measures because we internally assess our performance against our peers without this amortization.  Due to various levels of acquisitions among our peers, intangible asset amortization can vary significantly from company to company.

(3)

In the first quarter of 2020, we recognized goodwill impairment charges of $470.0 million and $142.0 million related to our EMEA and Dental reporting units, respectively.  In the second quarters of 2020 and 2019, we recognized $33.0 million and $70.1 million, respectively, of in-process research and development (“IPR&D”) intangible asset impairments on certain IPR&D projects.

(4)

In December 2019, our Board of Directors approved, and we initiated, a new global restructuring program that includes a reorganization of key businesses and an overall effort to reduce costs in order to accelerate decision-making and focus the organization on priorities to drive growth.  Restructuring and other cost reduction initiatives also include other cost reduction initiatives that have the goal of reducing costs across the organization.

(5)

We are addressing inspectional observations on Form 483 and a Warning Letter issued by the U.S. Food and Drug Administration (“FDA”) following its previous inspections of our Warsaw North Campus facility, among other matters.  This quality remediation has required us to devote significant financial resources and is for a discrete period of time.  The majority of the expenses are related to consultants who are helping us to update previous documents and redesign certain processes.

(6)	The acquisition, integration and related gains and expenses we have excluded from our non-GAAP financial measures resulted from various acquisitions.

(7)

We are involved in routine patent litigation, product liability litigation, commercial litigation and other various litigation matters.  We review litigation matters from both a qualitative and quantitative perspective to determine if excluding the losses or gains will provide our investors with useful incremental information.  Litigation matters can vary in their characteristics, frequency and significance to our operating results.  The litigation charges and gains excluded from our non-GAAP financial measures in the periods presented relate to product liability matters where we have received numerous claims on specific products, patent litigation and commercial litigation related to a common matter in multiple jurisdictions.  In regards to the product liability matters, due to the complexities involved and claims filed in multiple districts, the expenses associated with these matters are significant to our operating results.  Once the litigation matter has been excluded from our non-GAAP financial measures in a particular period, any additional expenses or gains from changes in estimates are also excluded, even if they are not significant, to ensure consistency in our non-GAAP financial measures from period-to-period.

(8)

The European Union Medical Device Regulation imposes significant additional premarket and postmarket requirements.  The new regulations provide a transition period until May 2021 for currently-approved medical devices to meet the additional requirements.  For certain devices, this transition period can be extended until May 2024.  We are excluding from our non-GAAP financial measures the incremental costs incurred to establish initial compliance with the regulations related to our currently-approved medical devices.  The incremental costs primarily include third-party consulting necessary to supplement our internal resources.

(9)

We have incurred other various expenses from specific events or projects that we consider highly variable or that have a significant impact to our operating results that we have excluded from our non-GAAP measures.  These include costs related to legal entity, distribution and manufacturing optimization, including contract terminations, as well as our costs of complying with our Deferred Prosecution Agreement (“DPA”) with the U.S. government related to certain Foreign Corrupt Practices Act matters involving Biomet and certain of its subsidiaries.  Under the DPA, which has a three-year term, we are subject to oversight by an independent compliance monitor, which monitorship commenced in August 2017.  The excluded costs include the fees paid to the independent compliance monitor and to external legal counsel assisting in the matter.

(10)	Represents tax adjustments relating to the impacts of tax only amortization resulting from Swiss Tax Reform as well as certain restructuring transactions in Switzerland.

(11)	Other certain tax adjustments relate to various discrete tax period adjustments.

(12)	Diluted share count used in Adjusted Diluted EPS:

	Three Months Ended	Six Months Ended
	June 30, 2020	June 30, 2020

Diluted shares	206.8	206.6
Dilutive shares assuming net earnings	1.0	1.4
Adjusted diluted shares	207.8	208.0

(13)	In the first quarter of 2019, we settled a patent infringement lawsuit out of court, and the other party agreed to pay us an upfront, lump-sum amount for a non-exclusive license to the patent.

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF NET CASH (USED IN) PROVIDED BY OPERATING
ACTIVITIES TO FREE CASH FLOW
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2020 and 2019
(in millions, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net cash (used in) provided by operating activities	$(52.8)	$301.0	$398.1	$584.6
Additions to instruments	(73.6)	(81.1)	(159.3)	(144.8)
Additions to other property, plant and equipment	(19.0)	(58.9)	(59.2)	(96.7)
Free cash flow	$(145.4)	$161.0	$179.6	$343.1

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF GROSS PROFIT & MARGIN TO ADJUSTED GROSS
PROFIT & MARGIN
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2020 and 2019
(in millions, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net Sales	$1,226.1	$1,988.6	$3,009.9	$3,964.1
Cost of products sold, excluding intangible asset amortization	424.5	581.3	911.6	1,134.7
Intangible asset amortization	147.7	146.9	295.3	290.3
Gross Profit	$653.9	$1,260.4	$1,803.0	$2,539.1

Inventory and manufacturing-related charges	1.4	34.1	2.0	36.1
Quality remediation	0.2	0.7	(0.3)	0.7
Intangible asset amortization	147.7	146.9	295.3	290.3
Adjusted gross profit	$803.2	$1,442.1	$2,100.0	$2,866.2

Gross margin	53.3%	63.4%	59.9%	64.1%
Inventory and manufacturing-related charges	0.1	1.7	0.1	0.9
Quality remediation	-	-	-	-
Intangible asset amortization	12.1	7.4	9.8	7.3
Adjusted gross margin	65.5%	72.5%	69.8%	72.3%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF OPERATING PROFIT & MARGIN TO ADJUSTED OPERATING PROFIT & MARGIN
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2020 and 2019
(in millions, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Operating (loss) profit	$(171.7)	$204.7	$(627.7)	$554.9
Inventory and manufacturing-related charges	1.4	34.1	2.0	36.1
Intangible asset amortization	147.7	146.9	295.3	290.3
Goodwill and intangible asset impairment	33.0	70.1	645.0	70.1
Restructuring and other cost reduction initiatives	28.0	6.9	73.0	11.6
Quality remediation	9.9	23.4	25.8	43.1
Acquisition, integration and related	2.2	5.1	6.6	11.1
Litigation	1.3	7.0	81.1	5.2
Litigation settlement gain	-	-	-	(23.5)
European Union Medical Device Regulation	6.1	5.1	17.1	6.7
Other charges	11.9	41.9	17.8	64.6
Adjusted operating profit	$69.8	$545.2	$536.0	$1,070.2

Operating (loss) profit margin	(14.0)%	10.3%	(20.9)%	14.0%
Inventory and manufacturing-related charges	0.1	1.7	0.1	0.9
Intangible asset amortization	12.1	7.4	9.8	7.3
Goodwill and intangible asset impairment	2.7	3.5	21.4	1.8
Restructuring and other cost reduction initiatives	2.3	0.3	2.4	0.3
Quality remediation	0.8	1.2	0.9	1.1
Acquisition, integration and related	0.2	0.3	0.2	0.3
Litigation	0.1	0.4	2.7	0.1
Litigation settlement gain	-	-	-	(0.6)
European Union Medical Device Regulation	0.5	0.3	0.6	0.2
Other charges	0.9	2.0	0.6	1.6
Adjusted operating profit margin	5.7%	27.4%	17.8%	27.0%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF EFFECTIVE TAX RATE TO ADJUSTED EFFECTIVE TAX RATE
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2020 and 2019
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Effective tax rate	6.2%	6.0%	1.2%	12.5%
Tax effect of adjustments made to earnings before taxes(1)	35.0	7.1	13.5	2.3
Tax adjustments relating to the impacts of tax only amortization in Switzerland	(0.3)	-	2.3	-
Other certain tax adjustments	1.9	4.4	(0.4)	2.7
Adjusted effective tax rate	42.8%	17.5%	16.6%	17.5%

(1) Includes inventory and manufacturing-related charges; intangible asset amortization; goodwill and intangible asset impairment; restructuring and other cost reduction initiatives; quality remediation; acquisition, integration and related; litigation; litigation settlement gain; European Union Medical Device Regulation; and other charges

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF DEBT TO NET DEBT
AS OF JUNE 30, 2020 and DECEMBER 31, 2019
(in millions, unaudited)

	June 30, 2020	December 31, 2019
Debt, both current and long-term	$8,209.3	$8,221.4
Cash and cash equivalents	(713.4)	(617.9)
Net debt	$7,495.9	$7,603.5